SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 22, 2000

                              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

    Delaware                                          1-11596                                       58-1954497
 (State or other                                (Commission File                            (IRS Employer
jurisdiction of                                    Number)                                        Identification No.)
 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida                                     32653
(Address of principal executive offices)                                                      (Zip Code)

Registrant's telephone number, including area code     (352) 373-4200

                                              Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

PNC Bank Loan On December 22, 2000, the Registrant entered into a definitive loan agreement pursuant to which PNC Bank, National Association ("PNC Bank") provided to the Registrant and certain subsidiaries of the Registrant a $22,000,000 credit facility (the "Credit Facility"). The loan agreement with PNC Bank (the "Loan Agreement") consists of (a) a revolving line of credit of up to $15,000,000, with the exact amount that can be borrowed under the revolving line of credit based on a percentage of the receivables of the Registrant and its subsidiaries, less certain reserves, and (b) a term loan of $7,000,000, which is payable in monthly installments of approximately $83,333.33, plus interest, with the unpaid principal balance and all accrued interest due and payable on the last day of the term of the Loan Agreement. As of December 22, 2000, the Registrant's availability under the Loan Agreement revolving line of credit was approximately $3,894,168, less certain reserve requirements as set forth in the Loan Agreement.

The Loan Agreement is for a term of five years, subject to earlier termination pursuant to the terms of the Loan Agreement. As collateral for the repayment of the Credit Facility, the Registrant and its subsidiaries, have granted to PNC Bank a security interest in all of its receivables, equipment, general intangibles, inventory, investment property, real property, and fixtures, including leasehold interests, all of its subsidiaries' stock, all deposits, contract rights, books and records, proceeds and products thereof (the "PNC Collateral").

The proceeds from the Credit Facility have been used, in part, to replace the Registrant's then existing credit facility, which had been provided by Congress Financial Corporation ("Congress"). The replacement of the Congress credit facility was accomplished through payment to Congress of approximately $7,757,569. The proceeds were also used to repay one of the promissory notes to Waste Management Holdings, Inc. ("Waste Management") which was issued in partial consideration for the acquisition of Diversified Scientific Services, Inc. The payoff of the note to Waste Management was accomplished through payment to Waste Management of approximately $2,587,071.

Under the terms of the Loan Agreement, the Registrant has agreed to maintain minimum levels of Tangible Adjusted Net Worth (as defined in the Loan Agreement). The Registrant has agreed that it will not pay any dividends on any shares of capital stock of the Registrant (other than dividends or distributions payable in the Registrant's stock or split-ups or reclassifications of the Registrant's stock), except that dividends may be paid on the Registrant's shares of preferred stock outstanding as of the date of the Loan Agreement (collectively, "Excepted Preferred Stock") under the terms of the applicable Excepted Preferred Stock and if and when declared by the Board of Directors of the Registrant pursuant to Delaware General Corporation Law.

In addition to standard default provisions, the Loan Agreement provides that a Change of Control (as defined in the Loan Agreement) will be an event of default. A Change of Control will be deemed to occur upon (a) Louis F. Centofanti or Richard T. Kelecy ceasing to serve as a senior executive officer of the Registrant in substantially the same capacity as served on the date of the Loan Agreement or (b) the persons who are members of the Registrant's board of directors on the date of the Loan Agreement ceasing to constitute at least 50% of the Registrant's board of directors; provided, however, that Louis F. Centofanti must continue to be a director, and a 50% change in the members of the Registrant's board of directors may be permitted on a one-time only basis concurrent with a new subordinated debt or equity capital infusion to the Registrant.

Amendments to RBB Bank Agreements. As a condition to the consummation of the Credit Facility with PNC Bank, PNC Bank required the amendment to certain loan agreements between the Registrant and RBB Bank Aktiengesellschaft ("RBB Bank"). The payment date of the $3 Million Loan, dated August 29, 2000 ("$3 Million Loan"), by RBB Bank to the Corporation was extended from (a) the earlier of (i) December 31, 2000 or (ii) ten business days after the Corporation raises $3,000,000 or more through a private placement of capital securities of the Corporation to (b) July 1, 2001. In addition, the payment date of the $750,000 loan, dated July 12, 2000 (the "$750,000 Loan"), by RBB Bank to Chem-Met Services, Inc., a subsidiary of the Registrant ("Chem-Met"), was extended from November 29, 2000 to July 1, 2001.

RBB Stand-Still Agreement. In connection with the consummation of the Credit Facility with PNC Bank, PNC Bank required the Registrant, Perma-Fix of Michigan, Inc. (a subsidiary of the Registrant), and RBB Bank to enter into a Stand-Still Agreement, dated December 22, 2000, with PNC Bank. The Stand-Still Agreement provides, among other things, that the Registrant and Perma-Fix of Michigan, Inc. will not make any payments on, and RBB Bank will not accept any payments with respect to, the $3 Million Loan and the $750,000 Loan until July 1, 2001. In addition, RBB agreed to not take any action to enforce RBB Bank's rights or remedies with respect to the $3 Million Loan or the $750,000 Loan prior to the expiration of 180 days from the date of default by the Registrant under such loans, or to obtain any judgment or prejudgment remedy against the Registrant or Perma-Fix of Michigan. The Stand-Still Agreement will remain effective until payment in full of all outstanding obligations under the Credit Facility.

RBB Warrants. In connection with the amendments to the $3 Million Loan and the $750,000 Loan described above, the Registrant issued to RBB Bank a warrant to purchase up to 300,000 shares of the Registrant's common stock (the "December Warrant"), for an exercise price per share of $1.875, with a term of three years. If all principal and accrued and unpaid interest owed under the $3 Million Loan and the $750,000 Loan has not been paid in full as of the last day of December 2000, or each of January, February, and March 2001, then for each such month the Registrant has agreed to issue to RBB Bank an additional warrant for the purchase of up to 105,000 shares of common stock, with each such additional warrant having substantially the same exercise price and terms as the December Warrant. As of the date of the amendments to the $3 Million Loan and the $750,000 Loan, the closing market price of a share of common stock was $1.4375 as quoted on the NASDAQ.

If all principal and accrued and unpaid interest owed under the $750,000 Loan and the $3 Million Loan is not paid in full by April 29, 2001, then the Registrant will issue to RBB Bank the number of shares of common stock determined by dividing $300,000 by the closing market price of the common stock on the NASDAQ on such date. If all unpaid principal and accrued and unpaid interest due under the $3 Million Loan and the $750,000 Loan is not paid in full on or before the 29th day of each month thereafter, beginning May 29, 2001, then the Registrant will issue to RBB Bank additional shares of common stock for each such month, with the number of shares to be issued for such month determined by dividing $300,000 by the closing market price of the common stock on the NASDAQ on such 29th day of such month.

Under the original terms of the $3 Million Loan, the Registrant issued to RBB Bank (a) a three-year warrant, dated as of August 29, 2000, 2000, for the purchase of up to 150,000 shares of common stock at an exercise price of $1.50 per share, the closing market price of the common stock on the NASDAQ on August 28, 2000, and (b) a three-year warrant, dated as of October 30, 2000, for the purchase of up to 150,000 shares of common stock at an exercise price of $1.685 per share, the closing market price of the common stock on the NASDAQ on October 30, 2000. The amendments to the $3 Million Loan and the $750,000 Loan terminated all other obligations of the Registrant to issue additional warrants or additional common stock under the original terms of the $3 Million Loan and the $750,000 Loan.

As of January 1, 2001, RBB Bank beneficially owned 10,024,030 shares of the Registrant's common stock, consisting of 6,152,780 outstanding shares of common stock and 3,511,250 shares of common stock which may be acquired by RBB Bank upon the exercise of various warrants issued by the Registrant.

On December 20, 2000, in connection with the consummation of the Loan Agreement with PNC Bank, RBB Bank contributed $200,000 to the Registrant in consideration for an amount and type of equity in the Registrant or rights to purchase such equity to be determined.

Subordination Agreements. In connection with the consummation of the Credit Facility with PNC Bank, PNC Bank required the Ann L. Sullivan Living Trust, dated September 6, 1978, and the Thomas P. Sullivan Living Trust, dated September 8, 1978 (collectively the "Sullivan Trusts") to each enter into certain Subordination Agreements, each dated December 22, 2000. Under the terms of the Subordination Agreements, the Sullivan Trusts have subordinated all amounts owing by the Registrant to the Sullivan Trusts in favor of the Regstrant's obligations to PNC Bank. Notwithstanding the subordination, the Registrant may (a) as long a no event of default under the Loan Agreement with PNC Bank has occurred and is continuing and if such payments would not create an event of default, continue to make regularly scheduled payments of principal and interest owing under certain promissory notes, dated May 28, 1999, in the original principal amount of $4,700,000, which were issued to the Sullivan Trusts in connection with the Registrant's acquisition of Perma-Fix of Michigan, Inc.,, Perma-Fix of South Georgia, Inc., and Perma-Fix of Orlando, Inc.; and (b) make such payments as may be required pursuant to a certain Mortgage, dated May 28, 1999, by Perma-Fix of Michigan, Inc. in favor of the Sullivan Trusts.

Purchase by Centofanti. On December 18, 2000, Dr. Louis F. Centofanti, Chief Executive Officer and President of the Company, purchased from the Registrant 64,000 shares of the Registrant's common stock at a purchase price of $1.5625 per share, the closing price of the Registrant's common stock on such date as quoted on the NASDAQ.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     99.1  Loan and Security Agreement by and between the Registrant, subsidiaries of the Registrant signatories thereto, and PNC Bank, National Association, dated December 22, 2000. This agreement contains a list of schedules and exhibits omitted from the filed copy and the Registrant agrees to furnish supplementally a copy of any of the omitted schedules or exhibits to the Commission upon request.

     99.2  Letter agreement, dated December 19, 2000, between the Registrant and RBB Bank Aktiengesellschaft.

     99.3  Letter agreement, dated January 12, 2001, between the Registrant and RBB Bank Aktiengesellschaft.

     99.4  Stand-Still Agreement, dated December 22, 2000, among the Registrant, Chem-Met Services, Inc., PNC Bank, National Association, and RBB Bank Aktiengesellschaft.

     99.5  Form of Common Stock Purchase Warrant to be issued to RBB Bank Aktiengesellschaft for the purchase of 300,000 shares of the Registrant's Common Stock.

     99.6  Subordination Agreement, dated December 22, 2000, among the Registrant, the Ann L. Sullivan Living Trust dated September 6, 1978, and PNC Bank, National Association. A substantially similar Subordination Agreement was entered among the Registrant, the Thomas P. Sullivan Living Trust dated September 8, 1978, and PNC Bank, National Association, and will be provided to the Commission upon request.

     99.7  Press release, dated January 2, 2001.

     99.8  Purchase agreement, dated December 18, 2000, between the Registrant and Dr. Louis F. Centofanti.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           PERMA-FIX ENVIRONMENTAL
                                                                           SERVICES, INC.

                                                                           By:   /s/ Richard T. Kelecy
                                                                                 Richard T. Kelecy
                                                                                 Chief Financial Officer

Dated:  January 16, 2001

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